Exhibit 99.1
CONSULTING AGREEMENT
     This Consulting Agreement and Exhibits A and B attached hereto (the “Agreement”) is made and entered into as of the 15th day of November, 2007 (the “Effective Date”) by and between Taleo Corporation, a Delaware corporation located at 4140 Dublin Boulevard, Suite 400, Dublin, CA 94588 (“Company” or “TALEO”), and Brad Benson, an individual, (“Consultant”) (each a “Party” and together the “Parties”). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the Parties hereto agree as follows:
1. DEFINITIONS
(a)	For purposes of this Agreement, the terms below shall have the following meanings:
(i)	“Business” means the business of developing and marketing software and services that improve the processes of recruiting, screening, tracking, placing, retaining, and optimizing human capital, including contingent workers and including the process and concept of performance management and compensation management.

(ii)	“Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, pricing, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts and equipment.

(iii)	“Restricted Period” means the period commencing on the Effective Date and ending one (1) year after the termination or expiration of this Agreement pursuant to Section 9.
2. SERVICES AND COMPENSATION
(a)	Consultant agrees to perform for the Company the services described in Exhibit A (“Services”).
(b)	Company agrees to pay Consultant the compensation set forth in Exhibit A for performing the Services.
3. CONFIDENTIALITY
(a)	Consultant will not, during or subsequent to the term of this Agreement, use Company’s Confidential Information for any purpose whatsoever other than performing the Services on behalf of the Company or disclose Company’s Confidential Information to any third party, and said Confidential Information shall remain Company’s sole property. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company’s favor substantially similar to Sections 3, 4 and 8 of this Agreement. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure. Consultant will not directly or indirectly disclose to anyone the existence of this Agreement, or the fact that Consultant has this arrangement with the Company, without the Company’s prior written approval.
(b)	Consultant agrees that Consultant will not, during the term of this Agreement and the Restricted Period, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with whom Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto Company premises any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of Consultant’s work product under this Agreement.
(c)	Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, corporation or entity or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
(d)	Upon the expiration or termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property and Confidential Information that is in Consultant’s possession or control, and any copies, reproductions, derivations, or variations thereof in whatever form.
(e)	The Parties agree that disclosure or use of the Confidential Information in violation of this Agreement could cause irreparable harm to Company and the Business. Therefore, to protect Company Confidential Information and for the consideration set forth herein, Consultant agrees to refrain, during the Restricted Period, from (i) engaging in a relationship as a contractor, advisor, board member or employee with one of the following current or potential Taleo competitors or a successor in interest to one of the following entities: Oracle (in a role relating to talent management solutions), SAP (in a role relating to talent management solutions), ADP (in a role relating to talent management solutions), Kronos, Salesforce.com (in a role relating to talent management solutions), Workday, Successfactors, Plateau, Halogen, Workopolis, Kenexa, Authoria, Jobpartners, Vurv, Peopleclick, or Stepstone; or (ii) engaging in any activities which, by their nature, could not be carried out without Consultant disclosing Company Confidential Information, or sharing proprietary details of any Work Product. Consultant further agrees that Work Product created pursuant to this Agreement may not be shared with any third party, whether or not Taleo’s identity or Taleo’s purpose for the work product may be ascertained from the Work Product. In view of Consultant’s access to the Company’s Confidential Information, trade secrets and proprietary know-how, Consultant further agrees that Consultant will not, without Company’s prior written consent, design identical or substantially similar designs as those developed under this Agreement for any third party during the term of this Agreement and the Restricted Period.

4. OWNERSHIP
(a)	The parties agree that all work product and deliverables created by Consultant, at whatever stage of completion and from the moment of creation, including all documents, designs, computer programs, computer systems, data, computer documentation and other materials authored or prepared by Consultant for Company (“Work Product”) shall become the sole and exclusive property of Company and all right, title and interest in such Work Product shall pass to and be retained by Company. Such Work Product shall be considered works made for hire as that term is defined under United States copyright laws. In the event any Work Product does not fall within the specifically enumerated works that constitute works made for hire under the United States copyright laws, Consultant hereby agrees to assign and, upon their authorship or creation, expressly and automatically assigns all copyrights, proprietary rights, trade secrets, and other right, title and interest in and to such Work Product to Company.
(b)	Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Work Product and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Work Product, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.
(c)	Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Work Product developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Work Product.
(d)	Consultant agrees that if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Work Product assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.
5. LIABILITY
Consultant will indemnify and defend the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any infringement or violation of a third party’s intellectual property rights resulting in whole or in part from Company’s use of Consultant’s work product under this Agreement. Consultant will indemnify and defend the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and cost of suit, arising out of any property loss, property damage, personal injury or death, sustained by Taleo or any third party as a result of the negligence or willful misconduct of Consultant or Consultant’s employees.
6. NON-SOLICITATION
(a)	During the Restricted Period, Consultant shall not, without the Company’s prior written consent, directly or indirectly solicit or encourage to leave the employment or other service of the Company or its affiliates, any employee or independent contractor thereof for the purpose of engaging in any activity that is competitive with any element of the Business of the Company.
(b)	During the Restricted Period, Consultant will not, whether for Consultant’s own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company’s or any of its affiliates’ relationship with any person who is or during the period of Consultant’s engagement by the Company was a partner, customer, vendor or contractor of the Company or its affiliates.
7. REPORTS
Consultant agrees that it will from time to time during the term of this Agreement or any extension thereof keep the Company advised as to Consultant’s progress in performing the Services hereunder and that Consultant will, as requested by the Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of Consultant’s Services.

8. CONFLICTING OBLIGATIONS
Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.
9. TERM AND TERMINATION
(a)	This Agreement will commence on the Effective Date and will continue until the earlier of February 28, 2008 (“Expiration Date”) or (ii) earlier termination as provided below. This Agreement may be extended by written agreement of the Parties.
(b)	Company may terminate this Agreement for any reason upon two (2) weeks prior written notice thereof to Consultant. The Company may terminate this Agreement immediately upon written notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.
(c)	Upon such termination all rights and duties of the Parties toward each other shall cease except:
(i)	Company shall be obligated to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for unpaid Services and related expenses, which are not in dispute, if any, in accordance with the provisions of Section 2 (Services and Compensation) hereof; and

(ii)	Section 3 (Confidentiality), Section 4 (Ownership), Section 5 (Liability), Section 6 (Non-Solicitation), Section 8 (Conflicting Obligations), Section 9(c) (Term and Termination), Section 11 (Independent Contractor), Section 12 (Benefits), Section 13 (Governing Law) Section 14 (Entire Agreement), and Section 15 (Miscellaneous) shall survive any expiration or termination of this Agreement.
10.	ASSIGNMENT
Consultant may not assign, transfer or convey any right hereunder or interest herein without Company’s express written consent. Any attempted assignment, transfer and conveyance in contradiction with this provision shall be void and of no effect.
11. INDEPENDENT CONTRACTOR
Consultant shall perform the Services hereunder as an independent contractor and nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to perform its obligations under this Agreement, and shall incur all expenses associated with such performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on Company (i) to pay in withholding taxes or similar items or (ii) resulting from any determination by a court or government agency that Consultant is not an independent contractor.
12. BENEFITS
Consultant acknowledges and agrees, and it is the intent of the Parties hereto, that Consultant receive no benefits from the Company, either as an independent contractor or employee. If Consultant is reclassified by a state or federal agency or court as an employee for tax or other purposes, Consultant will become a non-benefit employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the benefit plans or programs of the Company in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.
13. GOVERNING LAW and DISPUTES
(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws principles. In the event of any dispute or claim arising from or relating to this agreement, or the breach or termination thereof (“Dispute”), the parties shall use their best efforts to negotiate in a good faith attempt to settle the Dispute. Any Dispute that the parties fail to resolve by negotiation shall be resolved by arbitration in the State of California, in thw County of Alameda, before a sole impartial arbitrator. The arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association, and shall be governed by the Federal Arbitration Act, 9 U.S. Code 1 et seq. Either party may commence arbitration by serving a written demand for arbitration on the other party. The parties shall attempt to agree on an arbitrator, but if the parties fail to reach such agreement within 20 days after the demand for arbitration is served, either party may request appointment of the arbitrator by the AAA office in San Francisco, California. The person so appointed by AAA shall serve as the arbitrator for resolution of the Dispute. If that person is disqualified for any reason, the AAA office shall appoint a substitute arbitrator. Each party shall bear its own costs and expense, including attorneys’ fees, but the arbitrator may, in the award, allocate all of the administrative costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and mediator, against the party who did not prevail. Judgment on the arbitration award may be entered in any court having jurisdiction.
(b)	Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Sections 3, 4 or 8 herein. Accordingly, Consultant agrees that if Consultant breaches Sections 3, 4 or 8 the Company will have available, in addition to any other right or remedy, the right to seek from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and to the ordering of such specific performance.
14. ENTIRE AGREEMENT AND TERMINATION OF EMPLOYMENT
This Agreement is the entire agreement of the Parties and supersedes any prior or contemporaneous agreements between them, whether written or oral, with respect to the subject matter hereof. This

Agreement may not be amended in any respect other than by written instrument signed by the Party against whom enforcement is sought.
Upon the Effective Date of this Agreement and by mutual agreement of the Parties, the employment agreement entered into between the Company and Consultant as of March 8, 2006 (“Employment Agreement”) shall terminate. The Parties agree that no Severance, as defined in the Employment Agreement, shall be paid to Consultant pursuant to the Employment Agreement and Consultant hereby releases Company from any claims, liabilities or damages that have arisen or may arise under the terms of the Employment Agreement. The Parties agree that Consultant shall not be entitled to any accelerated vesting of equity awards pursuant to the Employment Agreement but shall continue to vest in all equity awards previously made to Consultant during the term of this Agreement.
15. MISCELLANEOUS
(a)	Section headings are employed in this Agreement for reference purposes only and shall not affect the interpretation or meaning of this Agreement.
(b)	Any notice or other communication required or permitted by this Agreement shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to a Party hereto at the such Party’s address set forth below (or at such other address for a Party as may be specified by like notice). If by mail, delivery shall be deemed effective three (3) business days after mailing in accordance with the above provisions.

(i)	If to the Company, to:

Taleo Corporation
4140 Dublin Boulevard, Suite 400
Dublin, CA 94588

	Attention:	Taleo Legal
	Telephone:	925-452-3000
	Facsimile:	925-452-3027

(ii)	If to Consultant, to the address for notice set forth on the signature page hereto

This Agreement may be executed in counterparts and may be exchanged by facsimile or electronically scanned copy exchanged via email, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement. The authorized representatives of the parties have executed this Agreement by their signatures below:

TALEO CORPORATION		CONSULTANT

By:	/s/ Josh Faddis	Signature:	/s/ Brad Benson

Name:	Josh Faddis	Print Name:	Brad Benson

Title:	VP & Corporate Counsel	Address for Notice:

EXHIBIT A
SERVICES AND COMPENSATION

1.	Contact.

Consultant’s principal Company contact:

	Name:	Michael Gregoire

	Title:	CEO
2.	Services.
The Services shall include, but shall not be limited to, the tasks and deliverable set forth on Exhibit B attached hereto. CEO may require that certain services be performed from the headquarters office in Dublin, CA.
3.	Compensation.
(a)	Company shall pay Consultant at a rate of $20,000.00 per month (prorated for any partial periods worked). Consultant is expected to dedicate a minimum of forty (40) hours per week to projects agreed pursuant to Exhibit B.
(b)	Consultant will be reimbursed for reasonable out-of-pocket expenses. Expenses submitted must comply with Taleo’s policy for expense reimbursement and be submitted within forty-five (45) days of the expenditure.

EXHIBIT B
Tasks and Deliverables
Product, technology and strategy related matters to be determined by periodic discussion with the CEO.